UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             ----------------------

                                  April 3, 2006
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)



        Michigan                     001-32428                 30-0030900
(State or other jurisdiction   (Commission File Number)      (IRS Employer
 of incorporation)                                         Identification No.)



                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Conditions
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
99.1      Press Release, dated April 3, 2006, regarding financial results



Item 2.02 Results of Operations and Financial Conditions.

     On April 3, 2006, Tarpon Industries, Inc. announced its financial results for the fiscal year ended December 31, 2005 and certain other information. A copy of the press release is furnished with this report following the signature page and is incorporated in this Item 2.02 by reference. The information in this report and the attached press release shall not be deemed filed for purposes of
Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly stated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

          Exhibit No. Description
          99.1 Press Release, dated April 3, 2006, regarding financial results


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TARPON INDUSTRIES, INC.

                             Date: April __, 2006

                             By: /s/ J. Peter Farquhar
                                 ------------------------------------------
                                 J. Peter Farquhar, Chief Executive Officer

99.1 Press Release, dated April 3, 2006, regarding financial results

IMPORTANT NEWS FROM

                            TARPON INDUSTRIES, INC.


     TARPON INDUSTRIES ANNOUNCES FINANCIAL RESULTS FOR FISCAL YEAR END 2005

            Company Reports 62% Revenue Increase and a Sales Backlog
                             Exceeding $12 Million

Marysville, Michigan - April 3, 2006 - Tarpon Industries, Inc. (AMEX: TPO), a manufacturer and distributor of structural and mechanical steel tubing and engineered steel storage rack systems, today announced financial results for the fiscal year ended December 31, 2005.

"We are pleased to announce that Tarpon has continued to achieve top line growth reaching $60.9 Million in consolidated revenue for our first year as a public company," said Peter Farquhar, CEO of Tarpon Industries, Inc. "Our revenue growth represents a 62% growth over 2004 revenues and is our fourth consecutive quarter of increased revenue. Fourth quarter revenues were $16.4 Million, a 29% increase over 2004 fourth quarter sales primarily due to the operations of companies we have acquired and 7% increase over third quarter 2005 revenues primarily due to improved sales and operating efficiencies. Our sales backlog continues to grow and currently exceeds $12.0 million. This compares favorably with backlogs of approximately $9.0 million during the fourth quarter of 2005. We do not however, consider our backlogs as enforceable agreements as orders are generally subject to cancellation."

We have continued to execute our cost reduction strategy outlined in our January 2006 press release and anticipate the streamlined operations will provide significant improvement in our financial results in the second and subsequent quarters.

Operational Results Summary:

- For the year end December 31, 2005 on an audited consolidated basis, Tarpon reported net revenues of approximately $60.9 million, a 62% percent increase when compared to revenue of $37.6 million from the comparable period for 2004.

-    Revenue  for the fourth  quarter  ended  December  31, 2005  increased  29%
     percent to $16.4 million, compared to revenue of approximately $12.7 million for the comparable period last year.

- The company reported a net loss for the year of ($7.3) million, or net loss per common share on both a basic and diluted basis of ($1.74) versus a net loss of approximately ($2.0) million, or a net loss per common share of ($1.63) for fiscal year 2004.

- The net loss for the fourth quarter was approximately ($2.8) million or a net loss per share of ($0.61) versus a net loss of approximately ($1.0) million or a net loss per share of ($0.83) for the comparable period in 2004.

Our year end results were adversely impacted in the fourth quarter by a non-cash write down of approximately ($1.9) million or approximately ($0.41) per share of goodwill and intangible assets associated with acquisitions and a write-off of acquisition expenses of approximately ($0.2) million or approximately ($0.05) per share primarily associated with the Midwest Tube Mill Inc. ("Midwest") acquisition, which we have cancelled as a result of Midwest's inability to provide audited financial statements. In the fourth quarter on a consolidated operational basis excluding Tarpon Corporate expenses, Tarpon's operating divisions were profitable.

As we reported in our previous earnings announcements, our 2005 results have also been adversely impacted by cash and non-cash expenses associated with becoming a public company and costs associated with consolidating our operations and a write-off in the third quarter for accounts receivables due to the bankruptcy of FENCEMaster, a significant customer. In addition, significant drop in steel prices during the first three quarters of 2005 directly contributed to losses as a result of margin compression for our tubing and racking products. These margins returned to historical levels in fourth quarter 2005.

Outlook for 2006:

- Our sales backlog continues to strengthen and exceeds $12 million dollars, representing more than a 30% increase over fourth quarter 2005 backlog. Steel prices have stabilized and have recently increased by approximately $30 to $40 per ton. We have passed on these increased costs to our customers through price increases that will take effect in April.

- We have entered into a contingent sale agreement and subsequent lease - back of our Steelbank Tubular facility. This transaction should be completed during the second quarter and should provide approximately $690,000 of additional working capital funding to support our growth efforts. We continue to seek strategic acquisitions that will compliment our existing core businesses and are optimistic that we will grow significantly, both organically and through acquisition, in 2006.

About Tarpon Industries, Inc.

Tarpon Industries, Inc., through its wholly-owned subsidiaries within the United States and Canada, manufactures and sells structural and mechanical steel tubing and engineered steel storage rack systems. Through an aggressive acquisition-driven business model, the Company's mission is to become a larger and more significant manufacturer and distributor of structural and mechanical steel tubing, engineered steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

                             TARPON INDUSTRIES, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                                 Quarter Ended December 31,          Year Ended December 31,
                                                   2005              2004               2005             2004
                                                   ----              ----               ----             ----

     REVENUES:
    ----------------------------------------- ---------------- ----------------- ------------------- -------------

     Sales, net of customer discounts         16,404,236       12,669,727        60,850,620          37,621,629
    ----------------------------------------- ---------------- ----------------- ------------------- -------------

    ----------------------------------------- ---------------- ----------------- ------------------- -------------

     Cost of goods sold                       14,391,296       11,874,870        55,901,010          33,872,110
    ----------------------------------------- ---------------- ----------------- ------------------- -------------

    ----------------------------------------- ---------------- ----------------- ------------------- -------------

             Gross profit                     2,012,940        794,857           4,949,610           3,749,519
    ----------------------------------------- ---------------- ----------------- ------------------- -------------

    ----------------------------------------- ---------------- ----------------- ------------------- -------------

     Operating Expenses                       4,847,584 (*)    1,383,387         12,216,521 (*)      4,036,664
    ----------------------------------------- ---------------- ----------------- ------------------- -------------

    ----------------------------------------- ---------------- ----------------- ------------------- -------------

     OPERATING INCOME (LOSS)                  (2,834,634)      (588,530)         (7,266,911)         (187,145)
    ----------------------------------------- ---------------- ----------------- ------------------- -------------

    ----------------------------------------- ---------------- ----------------- ------------------- -------------

     Other (income) expense                   25,321           732,211           143,667             1,878,355
    ----------------------------------------- ---------------- ----------------- ------------------- -------------

    ----------------------------------------- ---------------- ----------------- ------------------- -------------

     NET INCOME (LOSS) BEFORE INCOME TAXES    (2,859,955)      (1,320,741)       (7,410,578)         (2,065,500)
    ----------------------------------------- ---------------- ----------------- ------------------- -------------

    ----------------------------------------- ---------------- ----------------- ------------------- -------------

     INCOME TAX PROVISION (BENEFIT)           (41,015)         (294,651)         (101,088)           (70,986)
    ----------------------------------------- ---------------- ----------------- ------------------- -------------


     NET LOSS                                 (2,818,940)      (1,026,090)       (7,309,490)         (1,994,514)
                                              ================ ================= =================== =============


    NET LOSS PER COMMON SHARE - BASIC AND
    DILUTED                                   (0.61)           (0.83)            (1.74)              (1.63)
                                              ================ ================= =================== =============

    WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                        4,640,130        1,229,732         4,193,955           1,227,300
                                              ================ ================= =================== =============


    (*)    Note: Operating Expenses in Fourth Quarter and Year
           End 2005 include adjustments:

           (1)  $1,894,000 (non-cash) Write-off of Goodwill and Tangible Assets

           (2) $210,000 Write off of acquisition expenses

Forward-Looking Statements

Certain statements made by Tarpon in this news release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward- looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and that of our customers, the presence of downturns in customer markets where the Company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward- looking statements.